Exhibit 16.1

GRANT THORNTON LLP 700 Milam St., Suite 300 Houston, TX 77002 D 832 476 3600 F 713 655 8741
June 17, 2020

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:  Bristow Group Inc.
File No. 001-35701

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Bristow Group Inc. dated June 17, 2020, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP

GT.COM	U.S. member firm of Grant Thornton International Ltd